SUB-ITEM 77Q1(e): New Investment Sub-Advisory
Contract
EXECUTION COPY

INVESMENT SUB-ADVISORY AGREEMENT
STATE STREET VARIABLE INSURANCE
SERIES FUNDS, INC.

ON BEHALF OF

STATE STREET REAL ESTATE
SECURITIES V.I.S.FUND
      This Sub-Advisory Agreement (this
Agreement) is made as of December 20, 2017, by
and among SSGA FUNDS MANAGEMENT, INC.
(SSGA FM), a Massachusetts corporation, STATE
STREET VARIABLE INSURANCE SERIES
FUNDS, INC. (the Company), a Virginia
corporation, on behalf of the STATE STREET
REAL ESTATE SECURITIES V.I.S. FUND (the
Fund), a series of the Company, solely with respect
to Section 10 of this Agreement, and CSIM
INVESTMENT MANAGEMENT, LLC (to be
renamed CENTERSQUARE INVESTMENT
MANAGEMENT, LLC on or about January 2,
2018) (the Sub-Adviser), a Delaware Limited
Liability Company.
RECITALS
      WHEREAS, SSGA FM has entered into an
Investment Advisory and Administration
Agreement dated July 1, 2016 (the Advisory
Agreement) with the Company, an open-end
management investment company registered under
the Investment Company Act of 1940, as amended
(the 1940 Act), with respect to the Fund;
      WHEREAS, pursuant to the Advisory
Agreement, SSGA FM may delegate portfolio
management responsibilities to other investment
sub-advisers, subject to the requirements of the
1940 Act; and
      WHEREAS, SSGA FM wishes to retain the
Sub-Adviser to furnish certain investment advisory
services to SSGA FM and the Fund, and the Sub-
Adviser is willing to furnish those services.
      NOW, THEREFORE, in consideration of
the promises and mutual covenants herein
contained, the parties agree as follows:
      1.	Appointment.  SSGA FM hereby
appoints the Sub-Adviser as an investment sub-
adviser with respect to the Fund's assets for the
period and on the terms set forth in this Agreement.
The Sub-Adviser accepts that appointment and
agrees to render the services herein set forth, for the
compensation herein provided.  Sub-Adviser shall
for all purposes herein be deemed to be an
independent contractor and shall, unless otherwise
expressly provided or authorized, have no authority
to act for or represent SSGA FM, the Company or
the Fund or otherwise be deemed an agent of SSGA
FM, the Company or the Fund.
      2.	Duties as Sub-Adviser.
      (a)	Subject to the oversight and
supervision of SSGA FM and the Company's Board
of Directors (the Board), the Sub-Adviser will
provide a continuous investment program for the
Fund's assets, including investment research and
management.  The Sub-Adviser will determine from
time to time what investments will be purchased,
retained or sold by the Fund.  The Sub-Adviser will
be responsible for placing purchase and sell orders
for Fund investments.  The Sub-Adviser will be
responsible for voting proxies of issuers of
securities held by the Fund.  The Sub-Adviser will
consult with SSGA FM from time to time regarding
matters pertaining to the Fund, including market
strategy and portfolio characteristics.  The Sub-
Adviser will provide services under this Agreement
in accordance with the Fund's investment objective,
policies and restrictions as stated in the Company's
current registration statement on Form N-1A and
any amendments or supplements thereto (the
Registration Statement) and the Company's articles
of incorporation and by-laws (the Constituent
Documents).  In connection therewith and in
connection with the further duties set forth in
paragraphs 2(b) - (h) below, the Sub-Adviser shall
provide SSGA FM and the Board with such
periodic reports and documentation as SSGA FM or
the Board shall reasonably request regarding the
Sub-Adviser's management of the Fund's assets and
compliance with the Registration Statement,
applicable law and regulations, and all requirements
hereunder. The Sub-Adviser acknowledges that
copies of the current Registration Statement, and the
Constituent Documents, each as currently in effect,
have been delivered to the Sub-Adviser.
      (b)	The Sub-Adviser shall carry out its
responsibilities under this Agreement in compliance
with: (1) the Fund's investment objective, policies
and restrictions as set forth in the Registration
Statement, (2) the Constituent Documents, (3) such
policies, procedures or directives as the Board may
from time to time establish or issue, and (4)
applicable law and regulations.  SSGA FM shall
promptly notify the Sub-Adviser of changes to (1),
(2), and (3) above.
      In particular, the Sub-Adviser shall be
responsible to ensure that the Fund: (1)
continuously qualifies as a regulated investment
company under sub-chapter M of the Internal
Revenue Code of 1986, as amended (the Code), (2)
complies with the diversification requirements of
Section 817(h) of the Code and regulations
thereunder as these apply to separate accounts
through which variable life insurance contracts and
variable annuity contracts are issued, and (3) is
notified promptly, but in any event on the same day
and prior to the earlier of (1) the release of the
Fund's net asset value or (ii) 6:00pm Eastern Time,
of any and all instances in which the Sub-Adviser
knows or should have reason to know that the
available price or value of a portfolio instrument
does not represent the fair value of the instrument,
or that there is no price or value available from any
source with respect to a particular instrument and
that such instrument should accordingly be subject
to a fair valuation determination in accordance with
procedures adopted by the Board, as amended from
time to time.
      (c)	The Sub-Adviser shall take all
actions that it considers necessary to implement the
investment objective and principal strategies of the
Fund, and in particular, to place all orders for the
purchase or sale of securities or other investments
for the Fund with brokers or dealers selected by it.
To that end, the Sub-Adviser is authorized as the
agent of the Company to give instructions to the
Company's custodian as to deliveries of securities
or other investments and payments of cash for the
account of the Fund.  In connection with the
selection of brokers or dealers and the placing of
purchase and sale orders with respect to investments
of the Fund, the Sub-Adviser is directed at all times
to seek to obtain best execution and price within the
policy guidelines determined by the Board and set
forth in the Registration Statement.
      In addition to seeking the best price and
execution, to the extent covered by Section 28(e) of
the Securities Exchange Act of 1934, as amended
(the 1934 Act) and applicable guidance of the
Securities and Exchange Commission (the SEC),
the Sub-Adviser is also authorized to take into
consideration other relevant factors which may
include, without limitation: (1) the execution
capabilities of such brokers and dealers, (2)
research, custody and other services provided by
brokers and dealers which the Sub-Adviser believes
will enhance its general portfolio management
capabilities, (3) the size of the transaction, (4) the
difficulty of execution, (5) the operational facilities
of such brokers and dealers, (6) the risk to such a
broker or dealer of positioning a block of securities,
and (7) the overall quality of brokerage and research
services provided by such brokers and dealers.  The
Sub-Adviser is also authorized to effect individual
securities transactions at commission rates in excess
of the minimum commission rates available, if it
determines in good faith that such amount of
commission is reasonable in relation to the value of
the brokerage and research services provided by
such broker or dealer, viewed in terms of either that
particular transaction or the Sub-Adviser's overall
responsibilities with respect to the Fund.  The
policies with respect to brokerage allocation,
determined from time to time by the Board are
those disclosed in the Registration Statement.  The
Sub-Adviser will periodically evaluate the statistical
data, research and other investment services
provided to it by brokers and dealers.  Such services
may be used by the Sub-Adviser in connection with
the performance of its obligations under this
Agreement or in connection with other advisory or
investment operations including using such
information in managing its own accounts.  The
Sub-Adviser is also authorized to use soft-dollar
services as requested by the Board from time to
time.  Whenever the Sub-Adviser simultaneously
places orders to purchase or sell the same security
on behalf of the Fund and one or more other
accounts advised by the Sub-Adviser, the orders
will be allocated as to price and amount among all
such accounts in a manner believed to be equitable
by the Sub-Adviser to each account.
      (d)	Subject to: (1) the requirement that
the Sub-Adviser seek to obtain best execution and
price within the policy guidelines determined by the
Board and set forth in the Registration Statement,
(2) the applicable provisions of the 1940 Act and
the Investment Advisers Act of 1940, as amended
(the Advisers Act), (3) the provisions of the 1934
Act, and (4) other applicable provisions of law, the
Sub-Adviser or an affiliated person of the Sub-
Adviser or of SSGA FM may act as broker for the
Fund in connection with the purchase or sale of
securities or other investments for the Fund.  Such
brokerage services are not within the scope of the
duties of the Sub-Adviser under this Agreement.
Subject to the requirements of applicable law and
any procedures adopted by the Board, the Sub-
Adviser or its affiliated persons may receive
brokerage commissions, fees or other remuneration
from the Fund or the Company for such services in
addition to the Sub-Adviser's fees for services
under this Agreement.
      (e)	The Sub-Adviser agrees to maintain,
in the form and for the periods required by Rule
31a-2 under the 1940 Act, all records relating to the
Fund's investments that are required to be
maintained by the Company pursuant to the
requirements of paragraphs (b)(2)(ii), (b)(2)(iii),
(b)(5), (b) (6), (b)(7), (b)(9), (b)(10) and (f) of Rule
31a-1 under the 1940 Act.  The Sub-Adviser agrees
that all books and records which it maintains for the
Fund or the Company are the property of the
Company and further agrees to surrender the same
to SSGA FM or the Company upon SSGA FM's or
the Company's request (provided, however, that
Sub-Adviser may retain copies of such records).
The Sub-Adviser agrees to furnish the Board and
SSGA FM with such periodic and special reports
regarding the Fund's investments and records
relating to the same as the Board or SSGA FM
reasonably may request.
      (f)	At such times as shall reasonably be
requested by the Board or SSGA FM, the Sub-
Adviser will provide the Board and SSGA FM with
economic and investment analyses and reports as
well as quarterly reports setting forth the Fund's
performance and make available to the Board and
SSGA FM any economic, statistical and investment
services normally available to institutional or other
customers of the Sub-Adviser invested in a similar
strategy.  The Sub-Adviser will complete on a
quarterly basis the checklist provided to it by SSGA
FM regarding the Fund's investments and
transactions.  The Sub-Adviser will make available
its officers and employees to meet with the Board
on reasonable notice to review the Fund's
investments.
      (g)	In accordance with procedures
adopted by the Board, as amended from time to
time, the Sub-Adviser is responsible for assisting
the Board in determining the fair valuation of any
illiquid portfolio securities and will assist the
Company's accounting services agent or SSGA FM
to obtain independent sources of market value for
all other portfolio securities.
      (h)	Sub-Adviser shall not consult with
other sub-advisers of the Fund, or with sub-advisers
of other funds of the Company, concerning
transactions in portfolio securities or other portfolio
investments of the Fund.
      3.	Further Duties.   In all matters
relating to the performance of this Agreement, the
Sub-Adviser will act in conformity with the
Constituent Documents and Registration Statement
and with the written instructions and directions of
the Board and SSGA FM and will comply with the
applicable requirements of the 1940 Act, the
Advisers Act, the rules under each, Subchapter M
and Section 817(h) of the Code and regulations
issued thereunder.  In addition, the Sub-Adviser will
act in conformity with all other applicable federal
and state laws and regulations.  SSGA FM agrees to
provide to the Sub-Adviser copies of the
Constituent Documents, Registration Statement and
any amendments or supplements to any of these
materials as soon as reasonably practicable after
such materials become available.
      4.	Expenses.  During the term of this
Agreement, the Sub-Adviser will bear all expenses
incurred by it in connection with its investment sub-
advisory services under this Agreement.
      5.	Compensation.
      For the services rendered, the facilities
furnished and the expenses assumed by the Sub-
Adviser, SSGA FM shall pay the Sub-Adviser, no
later than the ninetieth (90th) business day
following the end of each calendar quarter, a fee
based on the average daily net assets of the Fund for
such quarter at the following annual rates (the Fee
Rate Schedule):
      REDACTED
      The Sub-Adviser's fee shall be paid by
SSGA FM.  The Sub-Adviser's fee shall be accrued
daily at 1/365th of the applicable annual rate set
forth above.  For the purpose of accruing
compensation, the net assets of the Fund shall be
determined in the manner and on the dates set forth
in the current prospectus of the Company, and, on
dates on which the net assets are not so determined,
the net asset value computation to be used shall be
as determined on the next day on which the net
assets shall have been determined.  In the event of
termination of this Agreement, all compensation
due through the date of termination will be
calculated on a pro-rated basis through the date of
termination and paid within sixty (60) business days
of the date of termination.  During any period when
the determination of net asset value is suspended,
the net asset value of the Fund as of the last
business day prior to such suspension shall for this
purpose be deemed to be the net asset value at the
close of each succeeding business day until it is
again determined.
      6.	Compliance Matters.
      (a)	The Sub-Adviser understands and
agrees that it is a service provider to the Company
as contemplated by Rule 38a-1 under the 1940 Act.
As such, the Sub-Adviser agrees to cooperate fully
with SSGA FM and the Company and its directors
and officers, including the Company's Chief
Compliance Officer (CCO), with respect to all
compliance-related matters, including the
Company's efforts to assure that each of its service
providers adopts and maintains written policies and
procedures that are reasonably designed to prevent
violation of the federal securities laws (as that term
is defined by Rule 38a-1) by the Company, SSGA
FM and Sub-Adviser.  In this regard, the Sub-
Adviser shall:
(1)	submit to the Board for its
consideration and approval, the Sub-
Adviser's applicable compliance
policies and procedures;
(2)	submit to the Board for its
consideration and approval, annually
(and at such other times as the
Company may request), a written
report (Report) fully describing the
results of the Sub-Adviser's review
of the adequacy of its compliance
policies and procedures, including its
assessment of the effectiveness of
such policies and procedures and a
description of any material
amendments to such policies and
procedures since the more recent of:
(A) the Board's approval of such
policies and procedures or (B) the
most recent Report;
(3)	provide periodic reports discussing
the Sub-Adviser's compliance
program and special reports in the
event of material compliance
matters;
(4)	permit SSGA FM and the Company
and its directors and officers to
become familiar with the Sub-
Adviser's operations and understand
those aspects of the Sub-Adviser's
operations that may expose SSGA
FM and the Company to compliance
risks or lead to a violation by the
Company, SSGA FM or the Sub-
Adviser of the federal securities
laws;
(5)	provide SSGA FM, the Company
and its directors and CCO with such
certifications regarding compliance
as may be reasonably requested; and
(6)	make the Sub-Adviser's personnel
and compliance policies and
procedures reasonably available to
such personnel as SSGA FM and the
Company and its directors and
officers may designate to evaluate
the effectiveness of the Sub-
Adviser's compliance controls,
policies and procedures.
      (b)	The Sub-Adviser agrees to maintain
and implement a compliance program that complies
with the requirements of Rule 206(4)-7 under the
Advisers Act.
      7.	Limitation of Liability.  The Sub-
Adviser shall not be liable for any error of judgment
or mistake of law or for any loss suffered by the
Fund, the Company or its shareholders or by SSGA
FM in connection with the matters to which this
Agreement relates, except (a) a loss resulting from
willful misfeasance, bad faith or gross negligence
on its part in the performance of its duties or from
reckless disregard by it of its obligations and duties
under this Agreement, and (b) to the extent
otherwise provided in Section 36(b) of the 1940 Act
concerning loss resulting from a breach of fiduciary
duty with respect to the receipt of compensation for
services.  Notwithstanding the foregoing, the Sub-
Adviser shall be liable for any loss suffered by the
Fund, the Company or its shareholders or by SSGA
FM as a result of any negligent act or omission by
Sub-Adviser relating to or arising out of any breach
by the Sub-Adviser of the second paragraph of
Section 2(b) of this Agreement.
      8.	Representations and Warranties of
Sub-Adviser.  The Sub-Adviser represents, warrants
and agrees as follows:
      (a)	The Sub-Adviser: (1) is registered as
an adviser under the Advisers Act and will continue
to be so registered for so long as this Agreement
remains in effect; (2) is not prohibited by the 1940
Act or the Advisers Act from performing the
services contemplated by this Agreement; (3) has
met, and will continue to meet for so long as this
Agreement remains in effect, any other applicable
federal or state requirements, or the applicable
requirements of any regulatory or industry self-
regulatory agency, necessary to be met in order to
perform the services contemplated by this
Agreement; (4) has the authority to enter into and
perform the services contemplated by this
Agreement and the execution, delivery and
performance by the Sub-Adviser of this Agreement
does not contravene or constitute a default under
any agreement binding upon the Sub-Adviser; (5)
will promptly notify SSGA FM of the occurrence of
any event that would disqualify the Sub-Adviser
from serving as an investment adviser of an
investment company pursuant to Section 9(a) of the
1940 Act or otherwise; and (6) is duly organized
and validly existing under the laws of the
Commonwealth of Pennsylvania with the power to
own and possess its assets and carry on its business
as it is now being conducted.
      (b)	The Sub-Adviser has adopted a
written code of ethics pursuant to Rule 204A-1
under the Advisers Act that also complies with Rule
17j-1 under the 1940 Act, and will provide SSGA
FM and the Board with a copy of that code of
ethics, together with evidence of its adoption.
Within fifteen days of the end of the last calendar
quarter of each year that this Agreement is in effect,
the president, any vice president or chief
compliance officer of the Sub-Adviser shall certify
to SSGA FM that the Sub-Adviser has complied
with the requirements of Rule 204A-1 under the
Advisers Act and Rule 17j-1 under the 1940 Act
during the previous year and that there has been no
violation of the Sub-Adviser's code of ethics or, if
such a violation has occurred, the details of such
violation and of the appropriate action that was
taken in response to such violation.  Upon the
written request from SSGA FM, the Sub-Adviser
shall permit SSGA FM, its employees or its agents
to examine the reports made to the Sub-Adviser
pursuant to Rule 204A-1(b) under the Advisers Act
and Rule 17j-1(c)(2) under the 1940 Act and all
other records relevant to the Sub-Adviser's code of
ethics.  SSGA FM shall be solely responsible for
ensuring the confidentiality of such reports and
shall be solely liable for any unauthorized abuse or
misuse of information in such reports by its
employees or agents.
      9.	Representations and Warranties of
SSGA FM.  SSGA FM represents, warrants and
agrees that SSGA FM (a) is registered as an
investment adviser under the Advisers Act and will
continue to be so registered for so long as this
Agreement remains in effect; (b) is not prohibited
by the 1940 Act or the Advisers Act from
performing the obligations contemplated by the
Advisory Agreement; (c) has met, and will seek to
continue to meet for so long as this Agreement
remains in effect, any other applicable federal or
state requirements, or the applicable requirements
of any regulatory or industry self-regulatory agency,
necessary to be met in order to perform the
obligations contemplated by the Advisory
Agreement; (d) has the authority to enter into and
perform the obligations contemplated by the
Advisory Agreement and the execution, delivery
and performance by SSGA FM of the Advisory
Agreement does not contravene or constitute a
default under any agreement binding upon SSGA
FM; (e) will promptly notify the Sub-Adviser of the
occurrence of any event that would disqualify
SSGA FM from serving as an investment adviser of
an investment company pursuant to Section 9(a) of
the 1940 Act or otherwise; and (f) is duly organized
and validly existing under the laws of the
Commonwealth of Massachusetts with the power to
own and possess its assets and carry on its business
as it is now being conducted.
      10.	Indemnification.
      (a)	The Company agrees to indemnify
and hold the Sub-Adviser, its officers and directors,
and any person who controls the Sub-Adviser
within the meaning of Section 15 of the Securities
Act of 1933, as amended (1933 Act), harmless from
any and all direct and indirect liabilities, losses or
damages (including reasonable attorneys' fees)
arising out of any claim, demand, action, suit or
proceeding arising out of any actual or alleged
material misstatement or omission in the
Company's registration statement, any proxy
statement, or any annual or semi-annual report to
investors in the Fund (other than a misstatement or
omission relating to disclosure about the Sub-
Adviser approved by the Sub-Adviser or provided
to SSGA FM or the Company by the Sub-Adviser
or relating to an incorrect valuation of a Fund
portfolio instrument that resulted from any breach
by the Sub-Adviser of the second paragraph of
Section 2(b) of this Agreement).
      (b)	The Sub-Adviser agrees to
indemnify and hold the Company and SSGA FM,
their respective officers and directors, and any
person who controls them within the meaning of
Section 15 of the 1933 Act harmless from any and
all direct or indirect liabilities, losses or damages
(including reasonable attorneys' fees) arising out of
any claim, demand, action, suit or proceeding:
(1)	arising out of any actual or alleged
material misstatement or omission in
the Company's registration
statement, any proxy statement, or
any annual or semi-annual report to
investors in the Fund relating to
disclosure about the Sub-Adviser
provided to SSGA FM by the Sub-
Adviser or relating to an incorrect
valuation of a Fund portfolio
instrument that resulted from any
breach by the Sub-Adviser of the
second paragraph of Section 2(b) of
this Agreement; and
(2)	arising out of the Sub-Adviser's
failure to ensure that the Fund (A)
complies with the diversification
requirements of Section 817(h) of
the Code and the regulations issued
thereunder as these apply to separate
accounts through which variable life
insurance contracts and variable
annuity contracts are issued, and (B)
continuously qualifies as a regulated
investment company under Sub-
Chapter M of the Code.
      11.	Duty to Update Information.  The
parties hereto shall promptly notify each other in
writing regarding any change to the foregoing
representations and warranties.  Likewise, the Sub-
Adviser agrees to notify SSGA FM of any change
of control of the Sub-Adviser, including any change
of its general partner or 25% shareholders, as
applicable, and any changes in the key personnel of
the Sub-Adviser, including in particular portfolio
management personnel responsible for the Fund's
assets in each case prior to or promptly after notice
of such change.
      12.	[RESERVED]
      13.	Duration and Termination.
      (a)	This Agreement shall become
effective upon the date of its execution.  This
Agreement will continue for an initial two-year
term and will continue thereafter so long as the
continuance is specifically approved at least
annually (1) by the Board or (2) by a vote of a
majority of the Fund's outstanding voting securities,
as defined in the 1940 Act, provided that in either
event the continuance is also approved by a
majority of the Board who are not parties to this
Agreement or interested persons (as defined in the
1940 Act) of any party to this Agreement, by vote
cast in person at a meeting called for the purpose of
voting on the approval.
      (b)	This Agreement may be terminated
at any time without the payment of any penalty, by
the Board, or by vote of a majority of the Fund's
outstanding voting securities, on 60 days' written
notice to the Sub-Adviser.  This Agreement may
also be terminated, without the payment of any
penalty, by SSGA FM: (1) upon 60 days' written
notice to the Sub-Adviser, (2) upon material breach
by the Sub-Adviser of any of the representations
and warranties set forth in Paragraph 8 of this
Agreement, or (3) if the Sub-Adviser becomes
unable to discharge its duties and obligations under
this Agreement, including circumstances such as
financial insolvency of the Sub-Adviser or other
circumstances that could adversely affect the Fund.
The Sub-Adviser may terminate this Agreement at
any time, without the payment of a penalty, on 60
days' written notice to SSGA FM.  This Agreement
will terminate automatically in the event of its
assignment (as defined under the 1940 Act, the
rules thereunder or SEC staff interpretations
thereof) or upon termination of the Advisory
Agreement.
      14.	Amendment of this Agreement.  No
provision of this Agreement may be changed,
waived, discharged or terminated orally, but only by
an instrument in writing signed by the party against
which enforcement of the change, waiver, discharge
or termination is sought, and no material
amendment to the terms of this Agreement shall be
effective until approved by a vote of a majority of
the Fund's outstanding voting securities (unless the
Company receives an order from the SEC or
opinion of counsel permitting it to modify the
Agreement without such vote).
      15.	Governing Law.  This Agreement
shall be construed in accordance with the laws of
the State of New York, without giving effect to the
conflicts of laws principles thereof, and applicable
provisions of the 1940 Act and the Advisers Act.
To the extent that the applicable laws of the State of
New York conflict with the applicable provisions of
the 1940 Act and the Advisers Act, the latter shall
control.
      16.	Miscellaneous.  The captions in this
Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This
Agreement shall be binding upon and shall inure to the benefit of the parties hereto. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, control, investment adviser, net assets, and security shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, but both of which shall together constitute one and the same instrument.


      [Remainder of page intentionally left blank.]





      IN WITNESS WHEREOF, the parties
hereto have caused this instrument to be executed
by their duly authorized signatories as of the date
and year first above written.
	SSGA FUNDS MANAGEMENT, INC.
      	BY:_/s/ Ellen
Needham_____________
      Name:__ Ellen Needham____________
      Title:_President___________________










S
T
A
T
E

S
T
R
E
E
T

V
A
R
I
A
B
L
E

I
N
S
U
R
A
N
C
E

S
E
R
I
E
S

F
U
N
D
S
,
I
N
C
..
,
O
N

B
E
H
A
L
F

O
F

T
H
E

S
T
A
T
E

S
T
R
E
E
T

R
E
A
L

E
S
T
A
T
E

S
E
C
U
R
I
T
I
E
S

V
..
I
..
S
..
F
U
N
D
,
S
O
L
E
L
Y

W
I
T
H

R
E
S
P
E
C
T

T
O

S
E
C
T
I
O
N

1
0

O
F

T
H
I
S

A
G
R
E
E
M
E
N
T

      	BY:_/s/ Jeanne La
Porta_____________
      Name:_ Jeanne La Porta_____________
      Title:_President__________________


C
S
I
M

I
N
V
E
S
T
M
E
N
T

M
A
N
G
E
M
E
N
T
,
L
L
C
      	BY:_/s/ Jason S.
Barg______________
      Name:  Jason S. Barg______________
      Title:_Principal, Lovell Minnick Partners
	  By written consent dated 9/26/2017
	Jason S. Barg is an authorized signer
	 of CSIM Investment Management LLC








	-9-

ATTACHMENT D
55689260_7